Exhibit 99.1

PEOPLES & COMPANY

CORPORATE COMMUNICATIONS à INVESTOR RELATIONS à MARKETING SERVICES

3271 Galloway Drive à San Diego, California 92122 à (858) 552-1456

NEWS

July 16, 2009

First Business Bank and 1st Pacific Bank of California Agree to Merger

Combined Banks to Have Approximately $500 Million in Assets, 11 Local Offices

and a Business Banking Focus

SAN DIEGO, CA — First Business Bank (FBBN.OB) and 1st Pacific Bancorp (NASDAQ: FPBN) today announced that they have signed a definitive merger agreement under which 1st Pacific Bank of California, 1st Pacific Bancorp’s banking subsidiary, will merge with First Business Bank.

Under the terms of the agreement, each outstanding share of 1st Pacific Bancorp will receive $1.40 per share in cash and a percentage of the recoveries of certain charged-off loans and a lawsuit.  The initial cash payment to 1st Pacific Bancorp shareholders represents a transaction value of approximately $7.0 million.  Shareholders of First Business Bank will become the shareholders of 1st Pacific Bancorp.

The banking subsidiary will operate a total of 11 branch offices and will retain the name 1st Pacific Bank of California. First Business Bank’s three full-service offices in Del Mar Heights, Carlsbad and Ramona will be rebranded.  Corporate headquarters functions will be consolidated at 1st Pacific Bank’s corporate headquarters in University Towne Center. 1st Pacific Bank’s eight offices in La Jolla, Solana Beach, University Towne Center, Mission Valley, Tri-Cities, Inland North County, El Cajon and Downtown San Diego will also continue to operate.

Nathan L. Rogge, President and Chief Executive Officer of First Business Bank, will continue in that capacity for the combined company.  In addition, the six directors of First Business Bank will become the directors of 1st Pacific Bancorp and the merged bank. When the transaction is completed, two members of 1st Pacific Bank’s Board of Directors are also expected to continue on as part of the board.

The transaction is subject to shareholder and regulatory approvals and is expected to close in the fourth quarter of this year.

“This transaction meets the needs of both companies,” said Rogge. “We have wanted to expand into additional markets in the region, and the bank’s increased asset size and combined resources will allow us to operate more efficiently and profitably while delivering more products and services to a larger customer base.”

Ronald Carlson, 1st Pacific’s Chairman, President and Chief Executive Officer, added, “First Business Bank is one of the highest capitalized banks in the San Diego market and the financial strength of the combined company will be of great value to our customers.”

As of June 30, First Business Bank had a total risk-based capital ratio of 23.75% and a leverage ratio of 16.85%.   A 10% total risk-based capital ratio is required for a bank to be considered “well-capitalized.”  Rogge noted that First Business Bank’s principal shareholder, Ernest Auerbach, has committed to infuse substantial additional capital into the bank to facilitate the transaction and to enhance the regulatory capital ratios of the combined bank.

Rogge said the combined company will continue to emphasize a strategy of providing commercial banking services to small and medium-sized businesses and professionals that can best be served by a local bank offering a portfolio of loan and deposit products tailored to meet their specialized needs.

“Both companies have experienced managements and talented staffs with deep local market knowledge in the San Diego business banking community,” said Rogge. “With a strong capital base, safe and sound banking practices, and dedicated local ownership and management, we expect the combination to be a formidable competitor in this region for many years to come.”

First Business Bank was advised by Keefe, Bruyette & Woods, Inc. and Horgan, Rosen, Beckham & Coren, L.L.P.  1st Pacific Bancorp was advised by Sandler O’Neill + Partners, L.P. and Luce, Forward, Hamilton & Scripps LLP.

First Business Bank is exclusively focused on serving the special needs of professionals and small and medium-sized enterprises. Established in 2001, First Business Bank is dedicated to providing business professionals with simple, fast and effective solutions. Experienced bankers deliver highly tailored financial solutions while providing customers with educational and networking opportunities. For more information, contact First Business Bank at (858) 847-4780, 12265 El Camino Real, Suite 100, San Diego, CA 92130, or visit the company’s website at www.fbbank.com.

1st Pacific Bank of California is a San Diego community business bank. The bank offers a full complement of business products and services to meet the financial needs of professional firms, small to mid-sized businesses, their owners and the employees who work there. For additional information about 1st Pacific Bank, visit the company’s website at www.1stpacbank.com.

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Contacts:	Rumpasri Chicharoen, First Business Bank 858-847-4780
Dan Peoples, Peoples & Company 858-552-1456

Ronald J. Carlson, Chairman, President and CEO, 1st Pacific Bank of California
858-875-2005
James H. Burgess, EVP/Chief Financial Officer, 1st Pacific Bank of California
858-875-2008

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and, accordingly, the cautionary statements contained in 1st Pacific Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the ability to efficiently incorporate acquisitions into current operations; the ability of the two institutions to increase their customer bases; the effect of regulatory and legislative action; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. First Business Bank and 1st Pacific Bancorp expressly disclaim any obligation to update or revise any forward-looking statements found herein to reflect any changes in their expectations of results or any change in events.

Participants in a Solicitation

This release does not constitute an offer to sell securities or a solicitation of an offer to buy and does not constitute solicitation material in respect of the proposed acquisition of 1st Pacific Bancorp by First Business Bank.  In connection with the proposed transaction, First Business Bank and 1st Pacific Bancorp will prepare a Proxy Statement/Prospectus containing all relevant disclosures which either will be filed with the SEC or, pursuant to an exemption, will be filed with the California Department of Corporations. SHAREHOLDERS OF 1ST PACIFIC BANCORP AND FIRST BUSINESS BANK ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT 1ST PACIFIC BANCORP AND FIRST BUSINESS BANK AND THE PROPOSED TRANSACTION. The Proxy Statement/Prospectus will be mailed to shareholders in advance of special meetings of shareholders that will be held to consider the proposed transaction.

First Business Bank, 1st Pacific Bancorp, and their directors, executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of First Business Bank and 1st Pacific Bancorp and their stock ownership of their respective institution will be included in the Proxy Statement/Prospectus, when it becomes available.